Exhibit 99.1

Tribune Publishing Company Declares Quarterly Cash Dividend

CHICAGO--(BUSINESS WIRE)--September 3, 2015--The Board of Directors of Tribune Publishing Company (NYSE: TPUB) declared a quarterly cash dividend of 17.5 cents per share, payable on October 29, 2015, to stockholders of record as of the close of business on October 1, 2015.

ABOUT TRIBUNE PUBLISHING

Tribune Publishing Company (NYSE:TPUB) is a diversified media and marketing-solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The company’s diverse portfolio of iconic news and information brands includes 11 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; San Diego; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy, El Sentinel and VidaLatina, making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing Company is headquartered in Chicago.

For more information, please visit www.tribpub.com.

(TPUB-F)

CONTACT:
Tribune Publishing Company
Investor Contacts:
Kimbre Neidhart, 469-528-9366
kneidhart@tribpub.com
or
Press Contacts:
Matthew Hutchison, 312-222-3305
matt.hutchison@tribpub.com
or
Dana Meyer, 312-222-3308
dmeyer@tribpub.com